Exhibit 10.43

Parametric Portfolio Associates LLC, Long-term Equity Incentive Plan

The General Partner and the Partnership have established a long-term incentive plan (the “Plan”). The purpose of the Plan is to create a market competitive long-term equity incentive program for key employees of PPA and its Affiliates. Grants under the Plan are intended to attract, retain and motivate key professionals and provide an opportunity for these employees to become indirect owners of PPA, through their interest in the Partnership, and participate in the future growth of PPA over time.

The key elements of the Plan, applicable to all Operating Units and Liquidating Floor Units hereunder, are as follows:

1.           Operating Units and Liquidating Floor Units. The Plan will consist of Operating Units and Liquidating Floor Units in the Partnership. Operating Units and Liquidating Floor Units will participate in distributions in accordance with the Agreement. The number of Operating Units and Liquidating Floor Units made available for issuance by the General Partner shall be set forth on Exhibit A to the Agreement. The General Partner shall remain the owner of any Operating Units or Liquidating Floor Units made available for issuance under the Plan but not yet issued, entitling the General Partner to all rights in respect thereof. The Operating Units and Liquidating Floor Units granted under the Plan will be designated in accordance with the year of the Issuance Date of such Operating Units and Liquidating Floor Units (e.g., Operating Units with an Issuance Date of November 2013 shall be designated “2013 Operating Units”).

2.           Issuance Dates. Operating Units and Liquidating Floor Units shall only be issued on the first day of a Fiscal Year, except as otherwise agreed in writing by the General Partner. Operating Units and Liquidating Floor Units will be issued at the sole discretion of the General Partner. The date an Operating Unit or Liquidating Floor Unit is issued is referred to herein as the “Issuance Date” of such Operating Unit or Liquidating Floor Unit; provided that the Issuance Date of Operating Units and Liquidating Floor Units issued from the conversion of profit units outstanding immediately before the effective date of the Agreement shall be the issuance date of such profit units as determined under the Plan immediately before such effective date, as reflected on Schedule A.

3.           Valuation.

(a)          The General Partner shall in good faith determine the fair value of a Unit (the “Fair Value”), on the basis of its Liquidation Value, by utilizing an annual appraisal, conducted by an independent third party within a reasonable period prior to the first day of such Fiscal Year, of the units of PPA held by the Partnership. The annual appraisal will utilize two valuation techniques: the fading growth model and the guideline company method. These two valuation methodologies will utilize appropriate discount rates as well as relevant investment management industry market multiples. The General Partner shall review the results of such annual

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appraisal and, in its discretion, make such adjustments thereto in determining the Fair Value, with the Fair Value for a Full Liquidating Unit as of the first day of such Fiscal Year to be set forth in an annual report to the Partners (the “Annual Valuation”). The Fair Value of a Full Liquidating Unit, as set forth in each Annual Valuation, shall be used as the basis for determining (i) the Cap Amount and Floor Amount of a Liquidating Cap Unit or Liquidating Floor Unit, respectively, issued after the effective date of the Agreement and (ii) the price to be paid by the General Partner in connection with a repurchase of each Operating Unit and Liquidating Unit in accordance with the terms hereof. For avoidance of doubt, it is understood that (i) the Liquidation Value of an Operating Unit, and therefore its Fair Value, is always zero and (ii) the Fair Value of Liquidating Floor Unit is its Liquidation Value as determined based on the assumption that the Liquidation Value of a Full Liquidating Unit is its Fair Value.

(b)          The Annual Valuation shall be final and binding on the General Partner, the Partnership and any Grantee under a Grant Agreement, subject to the dispute resolution procedure listed in this paragraph (b). If a Grantee disagrees with the Fair Value set forth in the Annual Valuation, the Grantee may dispute such Fair Value by notifying the General Partner within 30 days of the distribution of such Annual Valuation and providing at the Grantee’s expense an alternative appraisal of a Unit prepared by a nationally recognized valuation firm within 120 days of the distribution of the Annual Valuation. The General Partner and the Grantee shall then jointly select an arbitrator that is recognized as a valuation expert to determination of Fair Value of a Unit based on the appraisals obtained by each and such other information that either deem relevant. The cost of the arbitrator will be shared equally between the Partnership and the Grantee. The arbitrator’s determination shall be binding on the General Partner and Grantee but only with respect to Units held by the Grantee. Notwithstanding Section 6.2.11 of the Agreement, this Section shall govern the resolution of disputes about the Annual Valuation.

4.           Plan Administration. The General Partner shall be the administrator of the Plan; provided, however, the Grantees, and the number of Operating Units and Liquidating Floor Units to be issued thereto, shall be determined by the General Partner based upon the joint recommendation of the Managers and PPA’s Executive Committee (each as defined in the PPA Operating Agreement).

5.           Awards. All Operating Units and Liquidating Floor Units awarded under the Plan shall be subject to the terms and conditions of a Grant Agreement to be executed and delivered by the Grantee. The Operating Units and Liquidating Floor Units shall be subject to vesting, Puts, Calls, forfeiture and other terms as set forth herein and in the Grant Agreement. The form of Grant Agreement shall be as attached hereto as Appendix A.

6.           Vesting. The Operating Units and Liquidating Floor Units shall be subject to vesting as provided herein. “Unvested Units” shall mean 100% of the Operating Units and Liquidating Floor Units as of the Issuance Date of such Liquidating Floor Units, and “Vested Units” shall mean all Operating Units and Liquidating Floor Units that are not Unvested Units. On each of the dates listed below, the respective number of Operating Units and

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Liquidating Floor Units indicated below shall become Vested Units if the Grantee remains an employee of PPA or an Affiliate of PPA on such date. All vesting shall cease upon a Termination Event; provided, however, all Unvested Units shall immediately vest and become Vested Units (i) upon the death or Disability of the Grantee or (ii) if the General Partner, in its sole discretion, chooses to treat Unvested Units as Vested Units (all such accelerated Operating Units and Liquidating Floor Units, the “Accelerated Units”). Notwithstanding anything in this paragraph to the contrary, Liquidating Floor Units converted from profit units outstanding immediately prior to the effective date of the Agreement shall be Vested Units if such profit units were previously vested under the Plan as in effect immediately before such effective date.

Anniversary of Issuance Date of Operating Units and Liquidating Floor Units	Percentage of Operating Units and Liquidating Floor Units Becoming Vested	Cumulative Percentage Vested

First	10%	10%
Second	15%	25%
Third	20%	45%
Fourth	25%	70%
Fifth	30%	100%

7.           Put Rights.

(a)          General. Each Grantee shall have the right, subject to the terms and conditions set forth in this Section 7 and subject to the vesting provisions in Section 6, to cause the General Partner to purchase a portion of the Vested Units held by such Grantee as set forth in this Section 7 (each, a “Put”); provided, however, that in no event shall a Grantee cause a Put of, and the General Partner shall not be obligated to purchase, any Operating Units or Liquidating Floor Units that are, as of the applicable Exercise Date, Unvested Units; provided, further, that the Grantee must transfer an equal number of Operating Units and Liquidating Floor Units with the same Issuance Date upon the exercise of a Put. Until the Put Closing Date, the Grantee shall receive all distributions distributable on the Operating Units held.

(b)          Exercise. A Grantee may exercise a Put with respect to the Grantee’s Vested Units by delivery of a put exercise notice (a “Put Exercise Notice”) to the Partnership and General Partner, stating therein the number and designation of such Vested Units (the “Put Units”) with respect to which such Put is being exercised by no later than September 30th of the Fiscal Year immediately preceding the Fiscal Year in which the Exercise Date occurs (the “Put Exercise Period”). If a Grantee submits a Put Exercise Notice on Vested Units that will not

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become Mature Units until after the Put Exercise Period, the Exercise Date for purposes of determining the Put Closing Date will be the first Exercise Date following the date on which such Vested Units become Mature Units. As of September 30th of the Fiscal Year immediately preceding the Fiscal Year in which the Exercise Date occurs, the Put Exercise Notice shall constitute an irrevocable commitment on behalf of such Grantee to transfer to the General Partner the number of Put Units set forth therein (subject to any reduction required hereunder).

(c)          Purchase Price. The purchase price per Put Unit shall be equal to the Fair Value of the Liquidating Floor Units on the applicable Exercise Date. For the avoidance of doubt, no value shall be assigned to the Operating Units transferred on the exercise of a Put.

(d)          Closing. The closing of the purchase and sale of any Put Units pursuant to the exercise of a Put shall be at a time and place specified by the parties involved in such transaction within thirty (30) days after (i) the delivery of the applicable Annual Valuation and (ii) the applicable Exercise Date, whichever is later (such closing date, the “Put Closing Date”). At such closing, the Grantee shall deliver such Put Units free and clear of all liens, and, if requested by the General Partner, the Grantee shall execute an agreement reasonably acceptable to the General Partner stating therein that the Grantee has sole record and beneficial title to the Put Units, free and clear of any liens as of such closing date (other than those imposed by the Agreement). The General Partner shall pay the aggregate purchase price for the Put Units by check (net of withholding taxes, if any). At the closing, the General Partner shall deliver a certificate confirming that the Put Units have been transferred to the General Partner and that Exhibit A to the Agreement (and Schedule A to the Grantee’s Partner Admission) has been amended to reflect such purchase. In connection with any closing, the General Partner shall be deemed to be purchasing a ratable share of the Grantee’s Capital Account with respect to such Grantee’s Put Units as of the applicable Exercise Date.

(e)          Limitations on Puts. Notwithstanding the foregoing, (i) a Grantee shall be entitled to exercise a Put in respect of such Grantee’s Operating Units and Liquidating Floor Units on no more than two (2) occasions and only during the term of such Grantee’s employment and (ii) the maximum number of Operating Units and Liquidating Floor Units that the General Partner shall be required to purchase from any individual Grantee pursuant to an exercise by a Grantee of his or her Put rights hereunder shall be equal to fifty percent (50%) of the Aggregate Issued Units.

8.           Call Rights.

(a)          General. The General Partner shall have the right, but not the obligation, to purchase all or a portion of the Operating Units and Liquidating Floor Units from each Grantee, and each Grantee shall be obligated to sell such Operating Units and Liquidating Floor Units to the General Partner, upon and each year following the tenth anniversary of the Issuance Date of such Operating Unit or Liquidating Floor Unit (the “Call”) pursuant to the terms of this Section 8. The General Partner may exercise the Call in respect of any or all Grantees,

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and any number of Operating Units and Liquidating Floor Units from any of such Grantees, in its sole discretion; provided, however, that the General Partner must purchase an equal number of Operating Units and Liquidating Floor Units with the same Issuance Date upon the exercise of a Call. Until the Call Closing Date, the Grantee shall receive all distributions distributable on the Operating Units held.

(b)          Exercise. The General Partner may exercise a Call by delivering written notice (the “Call Notice”) to that effect to a Grantee on or prior to September 30th immediately preceding the applicable Exercise Date (the “Call Exercise Period”), specifying therein an equal number of Operating Units and Liquidating Floor Units to be purchased by the General Partner (the “Call Units”) on the applicable Exercise Date. If the General Partner submits a Call Notice on Vested Units that will not become Mature Units until after the Call Exercise Period, the Exercise Date for purposes of determining the Call Closing Date will be the first Exercise Date following the date on which such Vested Units become Mature Units.

(c)          Purchase Price. The purchase price per Call Unit shall be equal to the Fair Value of the Liquidating Floor Units on the Exercise Date. For the avoidance of doubt, no value shall be assigned to the Operating Units transferred on the exercise of a Call.

(d)          Closing. The closing of the purchase and sale of any Call Units pursuant to the exercise of a Call shall be at a time and place specified by the parties involved in such transaction within thirty (30) days of the later to occur of (i) the delivery of the applicable Annual Valuation and (ii) the applicable Exercise Date (such closing date, the “Call Closing Date”). At such closing, a Grantee shall deliver such Call Units free and clear of all liens, and, if requested by the General Partner, such Grantee shall execute an agreement reasonably acceptable to the General Partner stating therein that such Grantee has sole record and beneficial title to the Call Units, free and clear of any liens as of such closing date (other than those imposed by the Agreement). The General Partner shall pay the aggregate purchase price for the Call Units by check (net of withholding taxes, if any). At the closing, the General Partner shall deliver a certificate confirming that the Call Units have been transferred to the General Partner and that Exhibit A to the Agreement (and Schedule A to such Grantee’s Partner Admission) has been amended to reflect such purchase. In connection with any closing, the General Partner shall be deemed to be purchasing a ratable share of the Grantee’s Capital Account with respect to his or her Call Units.

9.           Repurchase upon Termination.

(a)          General. Subject to Section 9(e), upon a Termination Event applicable to a Grantee, (i) the General Partner shall have the right, but not the obligation, to purchase all or a portion of the Operating Units and Liquidating Floor Units (including Unvested Units) from such Grantee, and such Grantee shall be obligated to sell such Operating Units and Liquidating Floor Units to the General Partner (a “Termination Call”), and (ii) such Grantee shall separately have the right, but not the obligation, to sell all or a portion of such Grantee’s Operating

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Units and Liquidating Floor Units to the General Partner (a “Termination Put”), in each case pursuant to the terms and conditions of this Section 9; provided, however, that upon a Termination Event, for any Vested Unit that is not a Mature Unit, the Termination Call and Termination Put shall apply to such Vested Unit on the first Exercise Date following the date on which such Vested Unit becomes a Mature Unit; provided, further, that the Grantee must transfer and the General Partner must purchase an equal number of Operating Units and Liquidating Floor Units with the same Issuance Date upon the exercise of a Termination Call or a Termination Put. For the avoidance of doubt, a Termination Call shall apply to Unvested Units immediately upon the Termination Event. Upon a Termination Event applicable to a Grantee, all of the Grantee’s Unvested Units (excluding, for these purposes, any Accelerated Units) held by such Grantee shall cease to vest. Until the Termination Closing Date, the Grantee shall receive all distributions distributable on the Operating Units held.

(b)          Exercise. The General Partner or the Grantee may elect to exercise a Termination Call or Termination Put, as applicable, by delivering written notice (the “Termination Repurchase Notice”) to that effect to the other Party within the later of (a) the 90th day following the effective date of the Termination Event and (b) the date on which the General Partner receives the Annual Valuation for the Fiscal Year immediately following the year in which such Termination Event occurred, specifying in such Termination Repurchase Notice the number of Operating Units and Liquidating Floor Units (including any Accelerated Units) to be purchased by the General Partner (the “Repurchase Units”) on the applicable Repurchase Date. As of the later of (a) the 90th day following the effective date of the Termination Event and (b) the date on which the General Partner receives the Annual Valuation for the Fiscal Year immediately following the year in which such Termination Event occurred, a Termination Repurchase Notice delivered by a Grantee shall constitute an irrevocable commitment on behalf of such Grantee to transfer to the General Partner the number of Repurchase Units set forth therein (subject to any reduction required hereunder).

(c)          Purchase Price. The purchase price per Repurchase Unit which is a Vested Unit (including any Accelerated Units) shall be equal to the purchase price determined under the principles of Sections 7(c) and 8(c), above; provided, however, that in the event of a Termination Repurchase in connection with the termination of a Grantee’s employment with PPA and its Affiliates for Cause, the purchase price per Repurchase Unit that is a Vested Unit shall be equal to 10% of the value determined above as of the applicable Repurchase Date. The aggregate purchase price for all Repurchase Units that are Unvested Units (after giving effect to any acceleration as provided herein) shall be $1.00.

(d)          Closing. The closing of the purchase and sale of any Repurchase Units (including any Unvested Units) pursuant to the exercise of a Termination Repurchase shall be at a time and place specified by the parties involved in such transaction within thirty (30) days of the later to occur of (i) the delivery of the applicable Annual Valuation and (ii) the delivery of the Repurchase Notice (such closing date, the “Termination Closing

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Date”). At each such closing, the Grantee shall deliver such Repurchase Units free and clear of all liens, and, if requested by the General Partner, the Grantee shall execute an agreement reasonably acceptable to the General Partner stating therein that the Grantee has sole record and beneficial title to the Repurchase Units, free and clear of any liens as of such closing date (other than those imposed by the Agreement). The General Partner shall pay the aggregate purchase price for the Repurchase Units by check (net of withholding taxes, if any). At such closing, the General Partner shall deliver a certificate confirming that the Repurchase Units have been transferred to the General Partner and that Exhibit A to the Agreement (and Schedule A to such Grantee’s Partner Admission) has been amended to reflect such purchase. In connection with any closing, the General Partner shall be deemed to be purchasing a ratable share of the Grantee’s Capital Account with respect to the Repurchase Units.

(e)          Notwithstanding anything to the contrary herein, upon the Retirement of a Grantee, PPA’s Executive Committee may recommend that the Retiree provide agreed-upon services to PPA and, accordingly, for the General Partner to refrain from purchasing all or a portion of the Operating Units and Liquidating Floor Units from such Grantee during the period of service (“Post-Retirement Period”). If the General Partner approves, the General Partner will refrain from purchasing all or a portion of the Operating Units or Liquidating Floor Units from such Grantee as agreed between the parties.

10.         Failure to Execute. In the event that a Grantee is required to sell some or all of a Grantee’s Operating Units or Liquidating Floor Units pursuant to the provisions of Sections 8 and 9 above, and in the further event that such Grantee refuses to, is unable to, or for any reason fails to, execute and deliver the agreements required by said sections, the General Partner may deposit the purchase price therefor in cash with any bank doing business within fifty (50) miles of the Partnership’s principal place of business, or in escrow, for such Grantee, to be held by such bank or escrow agent for the benefit of and for delivery to such Grantee. Upon such deposit by the General Partner and upon notice thereof given to such Grantee, such Grantee’s Call Units or Repurchase Units, as applicable, shall be deemed to have been sold, transferred, conveyed and assigned to the General Partner, such Grantee shall have no further rights with respect thereto (other than the right to withdraw the payment therefor, if any, held by such bank or in escrow), and the General Partner shall record such transfer or repurchase on Exhibit A to the Agreement (and Schedule A to such Grantee’s Partner Admission).

11.         Assignment. The General Partner may assign its rights and obligations hereunder to one or more of its Affiliates; provided, however, that nothing shall relieve the General Partner of its obligations hereunder.

12.         Effect of Purchase. For the avoidance of doubt, upon the Closing of a Put or Call as set forth herein, the Grantee subject thereto shall cease to own the repurchased Operating Units and Liquidating Floor Units, and shall have no further rights in respect of such repurchased Operating Units and Liquidating Floor Units under

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the Agreement (including, without limitation, any right to distributions under the Agreement), other than the right to payment set forth in Sections 7 through 9 of the Plan, as applicable.

13.         Definitions. Capitalized terms used in the Plan and not defined shall have the meanings given to them in the Agreement. The following terms used in the Plan shall have the following meanings:

“Accelerated Units” has the meaning set forth in Section 6.

“Aggregate Issued Units” means, as of any date and with respect to any Grantee, the total number of Operating Units and Liquidating Floor Units that are Vested Units and were transferred by the General Partner and the Partnership to such Grantee pursuant to one or more Grant Agreements through such date, and for this purpose, any Profit Units that were issued to a Grantee and not converted pursuant to Section 1.4 of the Agreement shall be treated as Operating Units and Liquidating Floor Units transferred by the General Partner and the Partnership to the Grantee.

“Annual Valuation” has the meaning set forth in Section 3(a).

“Call” has the meaning set forth in Section 8(a).

“Call Exercise Period” has the meaning set forth in Section 8(b).

“Call Notice” has the meaning set forth in Section 8(b).

“Call Units” has the meaning set forth in Section 8(b).

“Cause” means, with respect to each Grantee, (i) the willful and continued failure of the Grantee to perform substantially the Grantee’s duties with PPA and its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by the Grantee, after reasonable efforts, to meet performance expectations), after a written demand for substantial performance is delivered to the Grantee by the PPA Managers which specifically identifies the manner in which the PPA Managers believe that the Grantee has not substantially performed the Grantee’s duties, or (ii) the willful engaging by the Grantee in illegal conduct or gross misconduct which is materially and demonstrably injurious to PPA and its Affiliates. For purposes of this provision, no act or failure to act, on the part of the Grantee, shall be considered “willful” unless it is done, or omitted to be done, by the Grantee in bad faith or without reasonable belief that the Grantee’s action or omission was in the best interests of PPA and its Affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the PPA Managers or based upon the advice of counsel for PPA shall be conclusively presumed to be done, or omitted to be done, by the Grantee in good faith and in the best interests of PPA. The cessation of employment of the Grantee shall not be deemed to be for Cause unless and until there shall have been

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delivered to the Grantee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the PPA Managers at a meeting of the PPA Managers called and held for such purpose (after reasonable notice is provided to the Grantee and the Grantee is given an opportunity, together with counsel, to be heard before the PPA Managers), finding that, in the good faith opinion of the PPA Managers, the Grantee is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

“Disability” or “Disabled” means the inability of a Grantee, as determined by the PPA Managers, to perform the essential functions of his or her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months. At the request of the Grantee or his personal representative, the PPA Managers’ determination that the Disability of the Grantee has occurred shall be certified by two physicians mutually agreed upon by such Grantee, or his or her personal representative, and PPA and failing such independent certification (if so requested by the Grantee), the Grantee’s termination shall be deemed a termination by PPA without Cause and not a termination by reason of his Disability.

“Exercise Date” shall mean November 1 of each year or, solely with respect to Operating Units and Liquidating Floor Units having an Issuance Date that is later than November 1 of the Fiscal Year in which such Operating Units and Liquidating Floor Units are designated, such later date of each year subsequent to the Issuance Date (i.e., if the Issuance Date of an Operating Unit or Liquidating Floor Unit is November 3rd, then the Exercise Date for such Operating Unit or Liquidating Floor Unit shall be November 3rd of each subsequent year).

“Issuance Date” has the meaning set forth in Section 2.

“Mature Units” means Units that have been held by a Grantee for longer than six (6) months after becoming vested.

“Post-Retirement Period” has the meaning set forth in Section 9(e).

“PPA Managers” means the Managers of PPA as defined in the PPA Operating Agreement.

“Put” means, with respect to any Operating Unit or Liquidating Floor Unit, a Put and/or a Termination Put.

“Put Exercise Notice” has the meaning set forth in Section 7(b).

“Put Exercise Period” has the meaning set forth in Section 7(b).

“Put Units” has the meaning set forth in Section 7(b).

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“Repurchase Date” means, with respect to a Termination Event of a Grantee, the first day of the Fiscal Year following the year in which such Termination Event occurs; provided, however, with respect to the repurchase of any Operating Units or Liquidating Floor Units in respect of the Death of such Grantee, the “Repurchase Date” may be such earlier date as determined by the General Partner.

“Repurchase Units” has the meaning set forth in Section 9(b).

“Retirement” means, with respect to a Grantee, either (i) such Grantee’s voluntary termination of his or her employment with PPA and its Affiliates following the attainment of such Grantee of age 65, (ii) such Grantee’s voluntary termination of his or her employment with PPA and its Affiliates following the attainment of such Grantee of age 55 and such Grantee has a combined age plus years of service to PPA and its Affiliates (including any predecessors) of 75 years, or (iii) or following the agreement of PPA’s Executive Committee and the EVA Managers to treat such voluntary termination as a retirement.

“Termination Call” has the meaning set forth in Section 9(a).

“Termination Put” has the meaning set forth in Section 9(a).

“Termination Event” means, with respect to a Grantee, an event of termination of such Grantee’s employment with PPA and its Affiliates for any reason (including, without limitation, the resignation, Retirement, death, Disability or termination by PPA with or without Cause).

“Termination Repurchase” means either a Termination Put or a Termination Call.

“Termination Repurchase Notice” has the meaning set forth in Section 9(b).

“Unvested Units” has the meaning set forth in Section 6.

“Vested Units” has the meaning set forth in Section 6.

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